UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 29, 2011

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL		33607
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Fiscal 2011 Chief Executive Bonus Plan

On August 29, 2011, the Board of Directors of Oragenics, Inc. (the “Company”) adopted an executive bonus plan for 2011 for the Company’s President and Chief Executive Officer, Dr. John Bonfiglio. The executive bonus plan is an incentive program designed to motivate the Company’s CEO to achieve the Company’s financial and other performance objectives and to reward the CEO if, and when, those objectives are met. Dr. Bonfiglio’s employment agreement with the Company requires the adoption of a bonus plan and provides for a target bonus of up to 50% of his annual base salary. The bonus payable to Dr. Bonfiglio will be based on the achievement of the following:

(i) up to 40% of the targeted bonus for Company performance objectives related to the Company’s revenue and non-GAAP operating profit as compared to the Company’s operating plan between July and December 2011;

(ii) up to 25% of the targeted bonus for Company performance objectives related to raising capital;

(iii) up to 15% of the targeted bonus for individual performance objectives concerning the development of long and short term strategic plans approved by the Board; and

(iv) up to 20% of the targeted bonus for meeting specified science objectives tied to licensing, validation testing, and study enrollment.

Achievement of each factor will be measured independently, and a minimum threshold for each factor must be met for any credit to be given to that factor. The Board set a minimum threshold, target objective for annual revenue and non-GAAP operating profit. The bonuses earned for 2011, if any, could range from zero to 100% of Dr. Bonfiglio’s bonus target and will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Board. The actual bonuses paid to Dr. Bonfiglio, however, will be prorated for the portion of the year Dr. Bonfiglio provided services to the Company, commencing with his hire date and, as such, the aggregate amount of bonus payable under the executive bonus plan to Dr. Bonfiglio for 2011 would be approximately $85,000 at target performance.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 29, 2011 the Company held its Annual meeting of Shareholders (the “Meeting”), at which time the shareholders authorized the amendment to our Amended and Restated Articles of Incorporation (the “Amendment”) to increase the number of authorized common stock to 50,000,000 shares, upon a determination by our Board of Directors that such an increase is in the best interests of our Company and our shareholders.

Following the Meeting the Amendment was filed with the Secretary of State of Florida on August 30, 2011 and became effective. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)	The 2011 annual meeting of shareholders of Oragenics, Inc. was held on August 29, 2011.

(b)	At the annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. John Bonfiglio, Dr. Jeffrey Hillman, Christine Koski, Robert Koski, Charles Pope, Dr. Frederick Telling and Dr. Alan Dunton were elected as Directors, to serve until the our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Dr. John Bonfiglio	3,603,294	51,190	1,233,865
Dr. Jeffrey Hillman	3,605,819	48,665	1,233,865
Christine Koski	3,605,594	48,890	1,233,865
Robert Koski	3,605,818	48,666	1,233,865
Charles Pope	3,606,449	48,035	1,233,865
Dr. Frederick Telling	3,606,449	48,035	1,233,865
Dr. Alan Dunton	3,609,574	44,910	1,233,865

PROPOSAL II: Approval of an amendment to our Articles of Incorporation to increase number of authorized shares of common stock. Our shareholders approved an amendment to our Articles of Incorporation. The number of authorized shares was increased from 15,000,000 to 50,000,000. The votes were as follows:

FOR	4,780,135
AGAINST	107,508
ABSTAIN	706
BROKER NON-VOTES	—

PROPOSAL III: Approval of an amendment to our 2002 Stock Option and Incentive Plan (the “Plan”, as amended) to increase number of shares authorized for issuance. Our shareholders approved an amendment to our Plan to increase the number of authorized shares from 625,000 to 1,125,000. The votes were as follows:

FOR	3,582,899
AGAINST	71,395
ABSTAIN	190
BROKER NON-VOTES	1,233,865

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation.

4.1	Third Amendment to Amended and Restated 2002 Stock Option and Incentive Plan.

4.2	Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”) (including Form of Stock Option Agreement). *

4.3	First Amendment to the Plan. **

4.4	Second Amendment to the Plan. ***

*	Incorporated by reference to exhibit 10.1 on Form 10QSB/A filed on September 29, 2006.
**	Incorporated by reference to exhibit 4.2 to Form 8-K filed on April 14, 2008.
***	Incorporated by reference to exhibit 10.1 to Form 8-K filed on October 30, 2009.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 1st day of September, 2011.

ORAGENICS, INC. (Registrant)

BY:	/s/ Brian Bohunicky
Brian Bohunikcy Chief Financial Officer